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EXHIBIT 2

Financement-Québec

2002-2003
Financial statements

Financement

Table of Contents

MANAGEMENT'S REPORT	2
AUDITOR'S REPORT	3
FINANCIAL STATEMENTS	4

Financement-Québec

2002-2003
Financial statements

MANAGEMENT'S REPORT

        The financial statements of Financement-Québec have been drawn up by the management of the Corporation, which is responsible for their preparation and their presentation, including significant judgements and estimates. This responsibility includes choosing appropriate accounting practices that satisfy Canadian generally accepted accounting principles. The financial information contained in the rest of the operational report agrees with the information given in the financial statements.

        To carry out its responsibilities, the management of the Corporation maintains a system of internal accounting controls designed to provide reasonable assurance that assets are protected and that operations are correctly accounted for in a timely fashion, are duly approved and are such as to produce reliable financial statements.

        The management of the Corporation acknowledges that it is responsible for managing the affairs of the Corporation in accordance with the laws and regulations that govern it.

        The Board of Directors must oversee how the Corporation's management carries out the responsibilities incumbent on it in terms of financial information and it has approved the financial statements.

        The Auditor General of Québec has audited the Corporation's financial statements in accordance with Canadian generally accepted auditing standards, and her report sets out the nature and extent of this audit and expresses her opinion.

Original signed

DANIEL DOYON Executive Vice President
Original signed

CLÉMENT D'ASTOUS President and Chief Executive Officer

Québec City, May 15, 2003

Financement-Québec

2002-2003
Financial statements

AUDITOR'S REPORT

To the Minister of Finance,

        I have audited the balance sheet of Financement-Québec as at March 31, 2003 and the statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. My responsibility is to express an opinion on these financial statements based on my audit.

        I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In my opinion, these financial statements present fairly, in all material respects, the financial position of the Corporation as at March 31, 2003 and the results of its operations and its cash flows for the year then ended, in accordance with Canadian generally accepted accounting principles. As required by the Auditor General Act (R.S.Q., c. V-5.01), I report that, in my opinion, these principles have been applied on a basis consistent with that of the preceding year.

Original signed
Doris Paradis, CA
Acting Auditor General of Québec

Québec City, May 15, 2003

Financement-Québec

2002-2003
Financial statements

FINANCIAL STATEMENTS

INCOME AND RETAINED EARNINGS

For the fiscal year ended March 31, 2003

	2003	2002
	(Thousands of dollars)
NET INTEREST INCOME
Interest on loans	412 978	365 877
Amortization of discounts and premiums on loans	1 874	3 617
Interest on borrowings and advances	(420 830)	(380 055)
Amortization of discounts and premiums on borrowings and advances	4 433	4 383
Interest on current investments	8 379	6 589

	6 834	411

OTHER OPERATIONS
Net issue expenses charged to borrowers	1 270	6 094
Administration expenses charged to borrowers	1 926	2 251

	3 196	8 345

	10 030	8 756

OPERATION AND ADMINISTRATION EXPENSES
Wages, salaries and allowances	198	186
Professional, administrative and other services	278	74
Transportation and communications	11	1
Service agreement with the Financing Fund	569	612
Depreciation of fixed assets	2	2
Other	5	3

	1 063	878

NET EARNINGS	8 967	7 878
RETAINED EARNINGS AT THE BEGINNING	17 123	9 245

RETAINED EARNINGS AT THE END	26 090	17 123

Financement-Québec

2002-2003
Financial statements

BALANCE SHEET

	March 31, 2003	March 31, 2002
(Thousands of dollars)
ASSETS
Loans (note 4)	7 324 929	6 553 958
Accrued interest on loans	139 382	123 698

	7 464 311	6 677 656
Cash position	86	26
Current investments (note 3)	72 099	—
Accounts receivable	317	10 753
Fixed assets	5	7

	7 536 818	6 688 442

LIABILITIES
Borrowings (note 5)	5 007 100	3 179 726
Advances from the Consolidated Revenue Fund (note 6)	2 311 341	3 300 826
Accrued interest on borrowings and advances	142 104	123 928
Deferred premiums and discounts on borrowings and advances	36 551	45 873
Accounts payable	35	10 899
Deferred income	3 597	67

	7 500 728	6 661 319
EQUITY
Capital stock (note 8)	100	100
Contributed surplus	9 900	9 900
Retained earnings	26 090	17 123

	7 536 818	6 688 442

FOR THE BOARD OF DIRECTORS

Original signed

DANIEL DOYON Executive Vice President
Original signed

CLÉMENT D'ASTOUS President and Chief Executive Officer

Financement-Québec

2002-2003
Financial statements

CASH FLOWS

For the fiscal year ended March 31, 2003

	2003	2002
(Thousands of dollars)
OPERATING ACTIVITIES
Net earnings	8 967	7 878
Adjustments for:
Amortization of discounts and premiums on loans	(1 874)	(3 617)
Amortization of discounts and premiums on borrowings and advances	(4 433)	(4 383)
Depreciation of fixed assets	2	2

	2 662	(120)

Changes in non-cash items related to operating activities:
Accrued interest on loans	(15 684)	(13 580)
Accounts receivable	10 436	(10 372)
Accrued interest on borrowings and advances	18 176	13 726
Accounts payable	(10 864)	10 830
Deferred income	3 530	(29)

	5 594	575

Cash flows from operating activities	8 256	455

INVESTMENT ACTIVITIES
Loans	(1 951 401)	(2 249 055)
Loan repayments	1 182 304	750 284

Cash flows from investment activities	(769 097)	(1 498 771)

FINANCING ACTIVITIES
Short-term borrowings	4 463 942	2 771 634
Long-term borrowings	2 224 076	1 095 624
Advances from the Consolidated Revenue Fund	(4 889)	1 384
Repayments of advances from the Consolidated Revenue Fund	(989 485)	(104 361)
Repayments of short-term borrowings	(4 860 644)	(2 374 932)

Cash flows from financing activities	833 000	1 389 349

CHANGE IN CASH AND CASH EQUIVALENTS	72 159	(108 967)
CASH AND CASH EQUIVALENTS AT THE BEGINNING	26	108 993

CASH AND CASH EQUIVALENTS AT THE END (note 9)	72 185	26

Financement-Québec

2002-2003
Financial statements

NOTES TO THE FINANCIAL STATEMENTS

1.     INCORPORATION, PURPOSE AND FINANCING

Financement-Québec (the "Corporation") was incorporated under the Act respecting Financement-Québec (1999, chapter 11) which entered into force on October 1, 1999. The Corporation is a legal person with share capital and is a mandatary of the State.

On October 1, 1999, the Corporation acquired the rights and assumed the obligations arising from the financial transactions, advances, and loans carried out as well as the contracts concluded for the purposes of the activities of the Minister of Finance of Québec, as manager of the Financing Fund, regarding the public organizations covered by the Corporation's act of incorporation.

The Corporation's main purpose is to supply financial services to public organizations. It finances them directly by granting them loans or by issuing debt securities on their behalf. It advises them to facilitate their access to credit and to minimize their financing costs and, to that end, develops financing programs. It may also manage the financial risks of these organizations, in particular cash flow risks and exchange risks. The Corporation may also provide public organizations with technical services, in particular regarding financial analysis and management.

The Corporation charges loan issuance expenses to borrowers to offset those incurred by the Corporation or the government on borrowings made on behalf of Financement-Québec. The Corporation also charges administration expenses to borrowers. The level of expenses charged is subject to government approval.

2.     ACCOUNTING PRINCIPLES

The financial statements were prepared by the Corporation's management according to Canadian generally accepted accounting principles. These statements include amounts based on best judgements and estimates.

Current Investments

Current investments are recorded at the lesser of cost and market value.

Fixed Assets

Fixed assets are recorded at acquisition cost and are depreciated over their useful life using the straight-line method. Computer hardware held by Financement-Québec is depreciated at 20%.

Deferred Income and Expenses

Deferred income and expenses are amortized over the remaining term of each security using the straight-line method.

Currency Translation

Borrowings and advances from the Consolidated Revenue Fund denominated in foreign currencies and repayable in Canadian currency under currency swap contracts are determined at the exchange rate stipulated in such contracts.

Cash and Cash Equivalents

The Corporation presents, under cash and cash equivalents, bank balances and current investments that are easily convertible in the short term into a known amount of cash whose value is not likely to change significantly.

3.     CURRENT INVESTMENTS

Current investments, recorded at cost, consist of two discount notes with fixed interest rates of 3.0132% and 3.0298%. These investments will mature during the next fiscal year.

4.     LOANS

	March 31, 2003	March 31, 2002
(Thousands of dollars)
Borrowers
School boards	2 920 309	2 927 515
General and vocational colleges	943 327	806 227
Institutions and regional boards of the health and social services network	2 616 923	2 149 549
University institutions	844 172	670 667
Designated public organization	198	—

	7 324 929	6 553 958

Repayable in Canadian currency
Due in Fiscal year
	Amount	Amount
2003	—	857 297
2004	1 332 285	1 395 660
2005	2 902	3 089
2006	589 998	622 089
2007	954 357	1 003 171
2008 - 2027	4 445 387	2 672 652

	7 324 929	6 553 958

Maturities and interest rates on loans made by the Corporation are, with a few exceptions, identical to those of advances received from the Consolidated Revenue Fund and the borrowings contracted for this purpose taking into consideration currency and interest rate swap contracts. However, depending on the amounts available, the Corporation may make new loans from the repayments of matured loans. These new loans are made at interest rates and maturities that may differ from the conditions of the advance initially received.

The balance of discounts and premiums on loans to be amortized over subsequent years was $4 648 843 as at March 31, 2003.

5.     BORROWINGS

	March 31, 2003		March 31, 2002
Repayable in Canadian currency Due in Fiscal year
	Amount	Rate (%)	Amount
	(Thousands of dollars)		(Thousands of dollars)
2003	—	—	396 702
2004	879 820	4.944 to 6.3172	879 820
2007	998 180	5.2236 to 6.456	998 180
2009	1 105 500	4.7814 to 5.9515	105 500
2016	309 400	6.109 to 6.393	309 400

	3 292 900		2 689 602
Plus:
currency swap contracts in Canadian currency	1 714 200		490 124

Total in Canadian currency	5 007 100		3 179 726

	March 31, 2003		March 31, 2002
Repayable in United States currency Due in Fiscal year
	Amount	Rate (%)	Amount
	(Thousands of dollars)		(Thousands of dollars)
2013	782 000	5.391 to 5.82 and variable*	—
Less:
currency swap contracts in Canadian currency	782 000		—

Total in United States currency	—		—

Carry forward	5 007 100		3 179 726

	March 31, 2003	March 31, 2002
	(Thousands of dollars)	(Thousands of dollars)
Balance forward	5 007 100	3 179 726

Repayable in euros Due in Fiscal year	Amount	Rate (%)	Amount
2009	932 200	4.9005 to 5.861 and variable**	490 124
Less:
currency swap contracts in Canadian currency	932 200		490 124

Total in euros	—		—

Total borrowings	5 007 100		3 179 726

All these borrowings are repayable solely at maturity.

*
Rate of 3-month bankers' acceptances plus 0.394%.
**
Rate of 3-month bankers' acceptances plus 0.3877 and 0.319%.

6.     ADVANCES FROM THE CONSOLIDATED REVENUE FUND

	March 31, 2003		March 31, 2002
Repayable in Canadian currency Due in Fiscal year
	Amount	Rate (%)	Amount
	(Thousands of dollars)		(Thousands of dollars)
2003	—	—	855 776
2004	545 723	7.5	545 723
2006	742 919	6.00 to 9.50	742 919
2008	395 508	6.50	395 508
2009	5 000	6.98	5 000
2010	390 796	5.50 to 11.00	391 371
2012	70 564	9.5	72 098
2023	157 365	9.375	159 106

	2 307 875		3 167 501
Plus:
currency swap contracts in Canadian currency	3 466		133 325

Total in Canadian currency	2 311 341		3 300 826

Repayable in United States currency Due in Fiscal year	Amount	Rate (%)	Amount
2003	—	—	106 508
2007	3 466	Variable*	3 466

	3 466		109 974
Less:
currency swap contracts in Canadian currency	3 466		109 974

Total in United States currency	—		—

Carry forward	2 311 341		3 300 826

	March 31, 2003	March 31, 2002
Balance forward	2 311 341	3 300 826

Repayable in Japanese currency Due in Fiscal year	Amount	Rate (%)	Amount
2003	—	—	23 351
Less:
currency swap contracts in Canadian currency	—		23 351

Total in Japanese currency	—		—

Total advances from the Consolidated Revenue Fund	2 311 341		3 300 826

*
Rate of 3-month bankers' acceptances plus 0.277%.

The amounts of principal payments to be made on advances from the Consolidated Revenue Fund over the next five fiscal years are as follows:

Fiscal year	Amount
(Thousands of dollars)
2004	549 571
2005	3 848
2006	746 768
2007	7 315
2008	399 356

7.     FINANCIAL INSTRUMENTS

Financement-Québec uses interest rate swap contracts to manage interest rate risks on its financial intermediation activities. Interest rate swap contracts give rise to the periodic exchange of interest payments without an exchange of the reference face amount on which the payments are based and are recorded as an adjustment to the interest expense on the covered borrowing instrument. The volume of interest rate swap contracts in Canadian currency as at March 31, 2003 is $6 104 million (March 31, 2002: $3 932 million).

Financement-Québec also uses currency swap contracts to manage its risk exposure under certain borrowing instruments denominated in foreign currencies. The Corporation shows currency swap contracts as coverage of its firm commitments to pay the principal and interest on the debt denominated in foreign currencies, failing which it would be exposed to a foreign exchange risk. Exchange gains and losses on the principal covered by swap contracts are offset by corresponding exchange losses and gains on the debt denominated in foreign currencies.

The fair value of Financement-Québec's assets and liabilities as at March 31, 2003 was valued by discounting cash flows at the market rate for similar fixed-rate securities. Interest rate and currency swap contracts are used solely for coverage purposes.

	March 31, 2003		March 31, 2002
	Book value	Fair value	Book value	Fair value
(Millions of dollars)
Borrowings and Advances
Borrowings	5 007	5 219	3 180	3 277
Advances from the Consolidated Revenue Fund	2 311	2 573	3 301	3 556
Currency swap contracts	—	(84)	—	8
Interest rate swap contracts	—	(6)	—	(21)

Total for borrowings and advances	7 318	7 702	6 481	6 820

Loans
Total for loans	7 325	7 690	6 554	6 782

The value of other asset and liability financial instruments corresponds essentially to book value in view of their nature or the short-term maturity of these instruments.

8.     CAPITAL STOCK

Description

Authorized:
1 000 000 shares with a face value of $100 each.
Issued and paid for:
1 000 shares	$100 000

The Corporation's shares are held by the Minister of Finance of Québec.

9.     CASH FLOW

	2003	2002
	(Thousands of dollars)
Cash position	86	26
Current investments	72 099	—

	72 185	26

Interest paid by the Corporation during the year amounted to $403 635 922 (2002: $366 249 710).

10.   RELATED PARTY TRANSACTIONS

In addition to the related party transactions already disclosed in the financial statements and recorded at exchange value, the Corporation is related to all the ministries and special funds as well as all the organizations and enterprises controlled directly or indirectly by the Québec government or subject either to joint control or to significant common influence by the Québec government. All the Corporation's business transactions with these related parties were carried out in the normal course of its activities and under usual business conditions. These transactions are not separately disclosed in the financial statements.

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EXHIBIT 2
Financement-Québec
2002-2003 Financial statements
MANAGEMENT'S REPORT
AUDITOR'S REPORT
FINANCIAL STATEMENTS